Exhibit 23.2

November 6, 2024

To: Baiya International Group Inc. (the “Company”)

5Q, No. 5 Golf Avenue

Guangpei Community, Guanlan Street

Longhua District, Shenzhen, China

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Baiya International Group Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

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Signature Page of Consent Letter

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng